Exhibit 2.1

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
GOLDSANDS DEVELOPMENT COMPANY
INTO
CONSTITUTION MINING CORP.
(Pursuant to Section 253 of the General Corporation Law of Delaware)

Constitution Mining Corp. (the “Corporation”), a corporation incorporated on October 21, 2009 pursuant to the provisions of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY that:

FIRST:  The Corporation owns all of the issued and outstanding stock of Goldsands Development Company, a corporation incorporated on February 10, 2011 pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND:  The Corporation, by resolutions of its Board of Directors duly adopted by unanimous written consent on February 23, 2011, determined to and did merge said Goldsands Development Company into itself, which resolutions are in the following words to wit:

WHEREAS, the Corporation owns all of the issued and outstanding stock of Goldsands Development Company, a Delaware corporation (the “Subsidiary); and

WHEREAS, it is advisable and in the best interests of the Corporation that the Subsidiary be merged with and into the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary shall be merged into the Corporation (the “Merger”) effective as of 11:59 p.m. on March 31, 2011 (the “Effective Time”);

FURTHER RESOLVED, that at the Effective Time of the Merger, the Corporation shall change its corporate name by amending Article 1 of the Certificate of Incorporation in its entirety to read as follows:

1. The name of the Corporation is GOLDSANDS DEVELOPMENT COMPANY (the “Corporation”).

FURTHER RESOLVED, that any officer of the Corporation is hereby authorized and directed to execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of their adoption, and to file the same with the Delaware Secretary of State;

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to do all acts which they in their discretion shall deem necessary or appropriate to cause the Merger described above to become effective under the laws of the State of Delaware.

THIRD:  The effective time of the merger referred to herein shall be as of 11:59 p.m. on March 31, 2011.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 24th day of February, 2011.

CONSTITUTION MINING CORP.

By: /s/      Peter Wiget
Name:      Peter Wiget
Title:        Chief Financial Officer